EXHIBIT 3.1

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 12/28/2010 FILED 03:10 PM 12/28/2010 SRV 101239045 - 4919630 FILE

CERTIFICATE OF FORMATION

OF

FIXED INCOME CLIENT SOLUTIONS LLC

       This Certificate of Formation of Fixed Income Client Solutions LLC (the "LLC"), dated as of December 28, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

       FIRST.  The name of the limited liability company formed hereby is Fixed Income Client Solutions LLC.

       SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

       THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark Ledford
Name: Mark Ledford
Authorized Person